UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                           CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                             December 4, 1995
----------------------------------------------------------------
          Date of Report (Date of earliest event reported)



                    Harnischfeger Industries, Inc.
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      (Exact name of registrant as specified in its charter)



   Delaware                   1-9299             39-1566457
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 (State or other           (Commission         IRS Employer
 jurisdiction of           File Number)        Identification No.
 incorporation)



            13400 Bishops Lane, Brookfield, Wisconsin 53005
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                (Address of principal executive offices)


                          (414) 671-4400
-----------------------------------------------------------------
        (Registrant's telephone number, including area code)



-----------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On December 4, 1995, a wholly-owned subsidiary of Harnischfeger Industries, Inc. (the "Company") acquired substantially all of the stock of Dobson
Park Industries plc ("Dobson") following an offer to purchase all of the outstanding shares of Dobson at a price of 130 pence per share. The transaction was valued at approximately $330 million, plus the assumption of approximately $40 million of net debt. Initial payment came from a short-term bridge financing facility arranged specifically for this acquisition, issuance of commercial paper, other short-term facilities and available cash. It is expected that up to $150 million of these borrowings will be replaced with the issuance of 30-year debt securities under the Company's shelf registration.

Dobson is a manufacturer of mining equipment, industrial electrical control systems, toys and plastics. Dobson's principal subsidiary, Longwall
International, is engaged in the manufacture, sale and service of mining equipment for the international underground coal mining industry.
Its principal products include electronically controlled hydraulic roof support systems, armored face conveyors, pumps and belt conveyor components and systems.

Item 7.  Financial Statements and Exhibits

Filed with this Current Report on Form 8-K is pro forma financial information relative to the acquisition of Dobson required pursuant to Article
11 of Regulation S-X. Also filed as an exhibit is the Company's five-year historical Computation of Ratio of Earnings to Fixed Charges. Financial statements of Dobson for the periods specified in Rule 3-05(b) of Regulation S-X are filed on a separate Current Report on Form 8-K, also dated
December 4, 1995(filed on December 11, 1995).

The following financial statements and exhibits are filed as part of this report:

                                        Page No.
                                        --------
(b)  Pro forma financial information
     (1)  Unaudited Combined Pro Forma
          Condensed Financial Statements     3-7

(c)  Exhibits

     Exhibit
     Number            Exhibit
     -------   ------------------------
     (12)      Computation of Ratio of
               Earnings To Fixed Charges     8


           Harnischfeger Industries, Inc.
       Unaudited Combined Pro Forma Condensed
                Financial Statements


The following unaudited pro forma financial statements give effect to the acquisition by Harnischfeger Industries, Inc. ("the Company") of
Dobson Park Industries plc ("Dobson") in a transaction to be accounted for as a purchase. On
December 4, 1995 the Company acquired
substantially all of the stock of Dobson. The unaudited pro forma balance sheet is based on the individual balance sheets of the Company (as of October 31, 1995) and Dobson (as of September 30,
1995) and has been prepared to reflect the acquisition by the Company of Dobson as of October
31, 1995. The balance sheet of Dobson was translated at an exchange rate of GBP 1.00 =
$1.5326, the exchange rate on December 4, 1995.
The unaudited pro forma statement of income is based on the individual statements of income of the Company (for the year ended October 31, 1995)
and Dobson (for the year ended September 30, 1995) as if the acquisition had been consummated on November 1, 1994. The statement of income of Dobson was translated at an average exchange rate of GBP 1.00 = $1.5836. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included in the Current
Report on Form 8-K dated December 8, 1995 and of
Dobson included in a Current Report on Form 8-K dated December 4, 1995(filed on December 11,
1995).

The pro forma data is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated on the dates indicated, nor is such data necessarily indicative of future operating results or financial position. There is no assurance that similar results will be achieved in the future. Allocations and adjustments have been based on the best information currently available.

Harnischfeger Industries, Inc.
Unaudited Combined Pro Forma  Balance Sheet
October 31, 1995

(In Thousands)




                                                     Dobson
                                      Harnischfeger             Park
                                      Industries, Inc.              Industries plc
                                      ----------------              ---------------
                                  $                   $
Assets
Current Assets:
  Cash & cash equivalents               239,043              38,511
  Accounts receivable-net               499,953             117,874
  Inventories                                416,395             101,250
  Net assets of businesses to
    be divested
  Other current assets                        57,999              11,347
                                      ----------           ---------
                                      1,213,390             268,982

Property, plant & equipment-net         487,656              77,139

Intangible assets                            214,739               2,262

Other assets                                 124,982              14,487
                                      ----------           ---------
Total Assets                               2,040,767             362,870
                                      ==========           =========
Liabilities & Shareholders' Equity
Current liabilities:
  Short-term N/P, including current
    portion of long-term
    obligations                          22,802              71,606
  Trade accounts payable                     263,750              75,724
  Advanced payments & progress
    billings                                 154,401              14,253
  Accruals and  other current
    liabilities                         282,350              77,974
                                      -----------          ---------
                                        723,303             239,557

Long-term obligations                   459,110               5,882

Deferred income taxes                    34,805


Other liabilities                            174,662              13,331

Minority interest                             89,611

Shareholders' equity                    559,276             104,100
                                      ----------          ----------
Total Liabilities &
  Shareholders' Equity                     2,040,767             362,870
                                      ==========          ==========

See accompanying Notes to Unaudited Combined Pro
Forma Financial Statements.

[/TABLE]


Harnischfeger Industries, Inc.
Unaudited Combined Pro Forma Balance Sheet
October 31, 1995

(In Thousands)


                                                Pro Forma Adjustments
                                                     --------------------------
                                      Businesses           Purchase
                                         To Be            Accounting
                                      Divested(l)           & Other
                                      ----------          ----------
                                   $                    $

Assets
Current Assets:
  Cash & cash equivalents               (16,062)          (117,500)(a)
  Accounts receivable-net               (43,014)
  Inventories                                (33,283)          (8,000)(c)
  Net assets of businesses to
    be divested                                      110,000 (c)
  Other current assets                      811
                                       ---------          ------------
                                        (91,548)          (15,500)

Property, plant & equipment-net         (18,572)          15,000 (c)

Intangible assets                             (2,418)          201,395 (m)

Other assets                                (66)          (4,000)(c)
                                                     10,000 (b)
                                       ---------          ------------
Total Assets                                (112,604)          206,895
                                       =========          ============
Liabilities & Shareholders' Equity
Current liabilities:
  Short-term N/P, including current
    portion of long-term obligations                 62,500 (a)
  Trade accounts payable                     (28,364)
  Advanced payments & progress
    billings
  Accruals and  other current
    liabilities                          (3,064)          22,000 (d)
                                       ---------          -----------
                                        (31,428)          84,500

Long-term obligations                                150,000 (a)

Deferred income taxes                                (6,270)(c)
                                                     (1,711)(b)
                                                      3,300 (b)
Other liabilities

Minority interest

Shareholders' equity                    (81,176)          (22,924)
                                      -----------         ------------
Total Liabilities &
  Shareholders' Equity                      (112,604)          206,895
                                      ==========          ============

See accompanying Notes to Unaudited Combined Pro Forma
Financial Statements.

Harnischfeger Industries, Inc.
Unaudited Combined Pro Forma  Balance Sheet
October 31, 1995

(In Thousands)




                                        Combined
                                      Pro
                                          Forma
                                      ----------
                                       $
Assets
Current Assets:
  Cash & cash equivalents                     143,992
  Accounts receivable-net                     574,813
  Inventories                                 476,362
  Net assets of businesses to
    be divested                               110,000
  Other current assets                              70,157
                                       ---------
                                       1,375,324

Property, plant & equipment-net               561,223

Intangible assets                                  415,978

Other assets                                  145,403

                                       ---------
Total Assets                                2,497,928
                                       =========
Liabilities & Shareholders' Equity
Current liabilities:
  Short-term N/P, including current
    portion of long-term obligations          156,908
  Trade accounts payable                      311,110
  Advanced payments & progress
    billings                                  168,654
  Accruals and  other current
    liabilities                               379,260
                                       ---------
                                       1,015,932

Long-term obligations                         614,992

Deferred income taxes                          30,124


Other liabilities                                  187,993

Minority interest                                   89,611

Shareholders' equity                          559,276
                                       ---------
Total Liabilities &
  Shareholders' Equity                           2,497,928
                                       =========

See accompanying Notes to Unaudited Combined Pro Forma
Financial Statements.


Harnischfeger Industries, Inc.
Unaudited Combined Pro Forma  Statement of Income
For the Year Ended October 31, 1995

(In Thousands, Except Per Share Amounts)



                                                   Dobson
                              Harnischfeger              Park
                                   Industries, Inc.         Industries plc
                                   -------------------      --------------
                                $                 $
REVENUES
  Net sales                        2,152,079                  427,083
  Other income                   61,865                    3,044
                              ----------                 --------
                              2,213,944                  430,127


COST OF SALES                 (1,671,932)               (305,157)


PRODUCT DEVELOPMENT, SELLING &
  ADMINISTRATIVE EXPENSES           (330,990)                (104,185)

                              -----------               ---------
OPERATING INCOME                     211,022                   20,785

INTEREST EXPENSE-NET                 (40,713)                  (3,009)
                              ----------                ---------
INCOME BEFORE JOY MERGER COSTS,
  PROVISION FOR INCOME TAXES &
  MINORITY INTEREST             170,309                   17,776

JOY MERGER COSTS                     (17,459)

PROVISION FOR INCOME TAXES           (53,500)                  (8,241)

MINORITY INTEREST                     (7,230)
                              ----------                ---------
INCOME FROM CONTINUING OPERATIONS     92,120                    9,535
                              ==========                =========
WEIGHTED AVERAGE SHARES               46,218

EARNINGS PER SHARE                $1.99

See accompanying Notes to Unaudited Combined Pro Forma
Financial Statements.


Harnischfeger Industries, Inc.
Unaudited Combined Pro Forma  Statement of Income
For the Year Ended October 31, 1995

(In Thousands, Except Per Share Amounts)

                                                            Pro Forma Adjustments
                                                            ---------------------------------------------------
                                                       Businesses
                                   Longwall (e)             To Be
                                   (3 1/2 Months)           Divested(l)
                                   --------------           ------------
                                         $                           $
REVENUES
  Net sales                               113,105                 (182,006)
  Other income                        (2,323)                -
                                   ----------                 --------
                                     110,782                 (182,006)


COST OF SALES                        (88,115)                 122,461


PRODUCT DEVELOPMENT, SELLING &
  ADMINISTRATIVE EXPENSES                 (19,478)                  55,082

                                   -----------               ---------
OPERATING INCOME                            3,189                   (4,463)

INTEREST EXPENSE-NET                                          65
                                   ----------                ---------
INCOME BEFORE JOY MERGER COSTS,
  PROVISION FOR INCOME TAXES &
  MINORITY INTEREST                    3,189                   (4,398)

JOY MERGER COSTS

PROVISION FOR INCOME TAXES                 (1,116)                   1,539
MINORITY INTEREST
                                   ----------                ---------
INCOME FROM CONTINUING OPERATIONS           2,073                   (2,859)
                                   ==========               ==========
WEIGHTED AVERAGE SHARES

EARNINGS PER SHARE

See accompanying Notes to Unaudited Combined Pro Forma
Financial Statements.


                          Harnischfeger Industries, Inc.
                 Unaudited Combined Pro Forma  Statement of Income
                        For the Year Ended October 31, 1995

                     (In Thousands, Except Per Share Amounts)

                                             Pro Forma Adjustments
                                   ---------------------
                                    Purchase                  Combined
                                   Accounting                 Pro
                                      & Other               Forma
                                   -------------            --------------
                                    $                     $
REVENUES
  Net sales                                                 2,510,261
  Other income                                            62,586
                                   ----------                 --------
                                                       2,572,847

COST OF SALES                      (2,146)(f)               (1,944,889)

PRODUCT DEVELOPMENT, SELLING &          (5,034)(g)
  ADMINISTRATIVE EXPENSES                5,000 (h)                (393,905)
                                    5,700 (k)
                                   -----------               ---------
OPERATING INCOME                         3,520                     234,053

INTEREST EXPENSE-NET                    (16,948)(i)                (60,605)
                                   ----------                ---------
INCOME BEFORE JOY MERGER COSTS,
  PROVISION FOR INCOME TAXES &
  MINORITY INTEREST                (13,428)                   173,448

JOY MERGER COSTS                                              (17,459)

PROVISION FOR INCOME TAXES               6,722 (j)                 (54,596)

MINORITY INTEREST                                              (7,230)
                                   ----------                ---------
INCOME FROM CONTINUING OPERATIONS       (6,706)                     94,163
                                   ============              =========
WEIGHTED AVERAGE SHARES                                        46,218

ARNINGS PER SHARE                                               $2.04

See accompanying Notes to Unaudited Combined Pro Forma
Financial Statements.


           Harnischfeger Industries, Inc.
        Notes to Unaudited Combined Pro Forma
                Financial Statements


NOTE 1 - The pro forma statement of income has been prepared assuming that the acquisition of Dobson occurred on November 1, 1994, and the pro forma balance sheet has been prepared to reflect the acquisition of Dobson by the Company as of October 31, 1995. Adjustments to the historical financial statements have been made to reflect:

a. Assumes the expected issuance of $150 million of 30-year notes at an assumed rate of 7.25% to replace bridge financing initially used to fund a portion of the aggregate purchase price of $330 million, the balance of which was financed with $117.5 million of cash and $62.5 million of short-term debt.

b. Adjustments necessary to present Dobson's historical balance sheet on a basis consistent with U.S. generally accepted accounting principles ("U.S. GAAP"). Specific adjustments relate to overfunded pension plans and deferred income taxes. Adjustments necessary to conform Dobson's historical statement of income to U.S.
   GAAP are not material to the pro forma results of operations.

c. Longwall International Adjustments to the net assets of Dobson to reflect estimated fair value, including $110 million related to businesses to be divested, and related tax effects.

d. Provision for estimated facility closure and termination costs, related to the acquired operations, expected to be incurred as a result of plans to integrate Dobson into the Company's existing mining equipment operations.

e. Longwall International was included in the Dobson historical financial statements on the equity basis of accounting from October, 1994 to January, 1995 when
   Dobson purchased the remaining outstanding minority interest in Longwall. Adjustments necessary to reflect
   Dobson's purchase of the remaining interest in Longwall
   International as if such purchase had occurred on October 1, 1994, the beginning of Dobson's fiscal year, including the elimination of equity income included in the historical financial statements of Dobson.

f. Additional depreciation resulting from the increased basis of machinery and equipment acquired based on estimated useful lives of seven years.

g. Amortization of goodwill on a straight-line basis over 40 years.

h. Reduction of expenses which reflects the conservative estimated savings to be realized through the integration of Dobson's operations with the Company's.

i. Annual interest charges resulting from the acquisition.

j. Reduction of income taxes relating to the foregoing adjustments.

k. Elimination of nonrecurring takeover defense costs of $5.7 million incurred by Dobson in connection with the transaction.

l. The historical results and financial position of those businesses to be divested by the Company. (See Note
   2.)

m. The excess of acquisition costs over the fair value of identifiable net assets acquired (goodwill).


NOTE 2 - The electronics and toys/plastics businesses of Dobson are being evaluated in the context of the five characteristics required for consideration as a core business of the Company. As a result of this evaluation, it is likely that businesses will be divested. The valuation of the businesses to be divested by the Company reflects management's best estimate of the proceeds to be received upon the divestiture of such businesses based upon preliminary internal and external analyses, estimated cash flows from operations and allocated interest costs during the holding period. For this purpose, it has been assumed that $62.5 million of short-term borrowings incurred in connection with the acquisition will be reduced with a portion of the cash proceeds from the divestiture of these businesses. It has been assumed that such divestitures will occur over a six to twelve month period following the acquisition date.


Harnischfeger Industries, Inc.             Exhibit 12
Computation of Ratio of Earnings to Fixed Charges

(In thousands, except for ratios)


                                        Year Ended October 31,

                                         1995      1994
                                        -----     -----
Income (loss) from continuing operations
    before provision (credit) for income
    taxes and minority interest                    $152,850        $52,796

Add:
    Interest Expense                                 51,748         54,504
    Rental Expense                               6,941          6,776

Subtract:
    Undistributed earnings (loss) of
    equity investees                                20       738
                                             ----------      ---------
Earnings adjusted for fixed charges                     $211,559       $114,814
                                             ==========      =========
Fixed Charges

    Interest Expense                                 51,748         54,504
    Rental Expense                               6,941          6,776
    Preferred Dividend Requirement                   -         -
                                              ---------      ---------
Total fixed charges                            $58,689        $61,280
                                              =========      =========
Ratio of earnings to fixed charges (1)            3.60      1.87
                                              =========      =========


(1) The ratio of earnings to fixed charges is defined as income from continuing operations before provision (credit) for income taxes and minority interest plus interest expense (including amortization of debt issuance expense), the portion of rental expense which represents interest (deemed to be one-third of rentals ) and dividends received on less-than-fifty-percent-owned companies, reduced (increased) by equity income (loss) recorded on less-than-fifty-percent-owned companies, divided by fixed charges. Fixed charges include interest expense (including amortization of debt issuance expense), the portion of rental expense which represents interest and preferred dividend requirements, if applicable.



(2) Earnings did not cover fixed charges by $47,437 in 1993.



Harnischfeger Industries, Inc.          Exhibit 12
Computation of Ratio of Earnings to Fixed Charges

(In thousands, except for ratios)


                                                                   Year Ended October 31,

                                    1993      1992      1991
                                   -----     -----         ------
Income (loss) from continuing operations
    before provision (credit) for income
    taxes and minority interest               ($48,746)      $112,075      $152,492

Add:
    Interest Expense                            56,169         69,459      69,678
    Rental Expense                          6,674          7,056          6,893

Subtract:
    Undistributed earnings (loss) of
    equity investees                             1,309          3,803      (2,002)
                                         ---------      ---------      ---------
Earnings adjusted for fixed charges                 $15,406       $192,393       $227,061
                                         =========      =========      =========
Fixed Charges

    Interest Expense                            56,169         69,459         69,678
    Rental Expense                          6,674          7,056          6,893
    Preferred Dividend requirement              -         17,526         18,160
                                          --------      ---------      ---------
Total fixed charges                       $62,843        $94,041        $94,731
                                          ========      =========      =========
Ratio of earnings to fixed charges (1)       - (2)     2.05      2.40
                                          ========      =========      =========


(1) The ratio of earnings to fixed charges is defined as income from continuing operations before provision
(credit) for income taxes and minority   interest plus
interest expense (including amortization of debt issuance expense), the portion of rental expense which represents interest (deemed to be one-third of rentals ) and dividends received on less-than-fifty-percent-owned companies, reduced (increased) by equity income (loss) recorded on less-than-fifty-percent-owned companies, divided by fixed charges. Fixed charges include interest expense (including amortization of debt issuance expense), the portion of rental expense which represents interest and preferred dividend requirements, if applicable.

(2) Earnings did not cover fixed charges by $47,437 in 1993.


Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          HARNISCHFEGER INDUSTRIES, INC.


December 11, 1995             By  /s/James C. Benjamin
                              --------------------------
                              Vice President, Controller
                              and Chief Accounting Officer